UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2025, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved the grant of an aggregate of $950,000 restricted stock units (“RSUs”) under the Company’s 2023 Equity Incentive Plan (the “Plan”) to certain executive officers and directors of the Company for their service to the Company from October 2025 to October 2026. The shares of common stock issuable under the Plan, including the shares underlying the RSUs, are registered on the Company’s Form S-8 (SEC File No. 333-282391), In addition to the RSU grants, the Compensation Committee also approved cash bonuses to certain executive officers in recognition of their performance for the fiscal year 2024. The RSUs were calculated based on a per share price of $1.31, which was the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant.

The RSU grants were made to John S. Yu, our Chief Executive Officer and Chairman of the Board, who received 190,840 RSUs valued at $250,000; Neil Bhomick, our Chief Scientific Officer, who received 171,756 RSUs valued at $225,000; Ramachandran Murali, our Vice President of Research and Development, who received 152,672 RSUs valued at $200,000; and Doug Samuelson, our Chief Financial Officer, who received 152,672 RSUs valued at $200,000. Additionally, the Company’s independent directors, Hyun W. Bae, Hansoo Michael Keyoung, and Rahul Singhvi, each received19,084 RSUs, valued at $25,000.

In addition to the RSU grants described above, the Compensation Committee approved cash bonuses to the Company’s executive officers for fiscal year 2024. Dr. Yu received a cash bonus of $87,500; Dr. Bhomick received a cash bonus of $50,000; Dr. Murali received a cash bonus of $40,000; and Mr. Samuelson received a cash bonus of $50,000. The aggregate amount of cash bonuses approved for the executive officers was $227,500.

Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The RSUs will vest in full on October 8, 2026, the first anniversary following the grant date, subject to the recipient’s continuous service with the Company through such vesting date. Notwithstanding the foregoing vesting schedule, in the event of a change in control of the Company (as defined in the Plan) occurring prior to the vesting date, all unvested RSUs will become fully vested immediately upon the occurrence of such change in control.

Each recipient has entered into a Restricted Stock Unit Grant Agreement (the “RSU Grant Agreement”) with the Company evidencing the terms and conditions of the RSU grant, which is subject to all of the terms and conditions of the Plan. The foregoing description of the RSU grants is qualified in its entirety by reference to the form of RSU Grant Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Form of Restricted Stock Unit Grant Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer